UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                    03-11-02
                                ----------------


                         Commission file number 0-17268


                             MICRON SOLUTIONS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                                  86-0577075
----------------------------                                 -------------------
(State of other jurisdiction                                  (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)


8361 E. Evans Road, Suite 105, Scottsdale, AZ                85260
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)


Registrant's Telephone number, including area code:   (480) 607-7243
                                                      ---------------

Item No. 2.       Acquisition or Disposition of Assets
-----------       ------------------------------------

         Effective March 1, 2002, Micron Solutions, Inc. (the "Company") entered into an exchange agreement with PanaMed, Inc., California corporation. Under the terms of the exchange agreement, PanaMed obtained equity and management control of the Company by exchanging all the issued and outstanding shares of PanaMed for 21 million shares of the Company's common stock. The exchange agreement represent not only a change and control of the company, but a change in the Company's principal line of business.

         PanaMed has obtained exclusive licensing rights to distribute a proprietary line of immuno-modulating therapeutic compounds for the treatment of HIV/AIDS. Anecdotal human case study trials have shown the therapeutics to be effective in reversing the viral load to a non-detect level and maintaining the non-detect level over a 5 year period of time. In addition, the therapeutics are expected to provide a number of advantages over conventional AIDS medication, including; simple to administer (no shots), minimal side effects, effective against different HIV viral derivatives, cost effective, and non- patient specific. The therapeutics are particularly suitable for large scale patient treatment programs.

         PanaMed plans to launch formal clinical trials, in April 2002, within the continent of Africa. Africa was chosen as the starting point for PanaMed's clinical trials and treatments due to its sizable base of AIDS patients which have not been exposed to conventional AIDS medication. Although the therapeutics are expected to be effective when used in conjunction with or after conventional treatments, PanaMed prefers to work with patients which have not been previously so treated as to clearly show the effects of the therapeutics. After successful completion of these trials, PanaMed plans to launch a distribution program to provide low cost treatment to those infected with this disease.

         PanaMed was founded as a private company in August 2001 for the primary purpose of testing and distributing a proprietary line of therapeutics used for reversing HIV/AIDS. Quintek Technologies, Inc., (OTCBB:OTEK) assisted in launching PanaMed and later acquired a 10% equity position in the Company through a stock swap transaction. In February 2002, PanaMed entered into a reorganization agreement with Micron Solution, Inc. to combine the assets, liabilities and operations of the two companies, with PanaMed management assuming control of the combined equity.

Item No. 7.       Financial Statements and Exhibits
-----------       ---------------------------------

(3)      Exhibits

         Appropriate financial statements reflecting the change in the Company's management and control and business operations will be filed with an Amended Form 8-K within sixty (60) days of the filing of this Form 8-K.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MICRON SOLUTIONS, INC.

Date: March 12, 2002                By: /s/ Thomas W.Sims
--------------------                ---------------------
                                            Thomas W. Sims, President PanaMed